EX 99.8(SS)

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

This AMENDMENT NO.3 TO PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of the 1st day of May, 2015, by and among NATIONAL INTEGRITY LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the “Fund”), MORGAN STANLEY DISTRIBUTION, INC. (as successor-in-interest to Morgan Stanley & Co. Incorporated) (the “Underwriter”) and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser”).

WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement, dated as of January 2, 2003, as such agreement may be amended from time to time (the “Agreement”); and

WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to revise the Portfolios available under the Agreement and update the list of Separate Accounts and Contracts.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Agreement as follows:

1.                                      Schedule A of the Agreement is deleted and replaced in its entirety with the attached Schedule A.

2.                                      Schedule B of the Agreement is deleted and replaced in its entirety with the attached Schedule B.

3.                                      Except as provided herein, the Agreement shall remain in full force and effect.  This Amendment and the Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.  In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.  For avoidance of doubt, this Amendment and the Agreement do not supersede: (i) the Administrative Service Agreement by and between the Company and the Underwriter, dated as of May 1, 2008, as amended on the same date as this Amendment; (ii) the Servicing Agreement by and between the Company and the Fund executed on the same date as this Amendment; (iii) the Revenue Sharing Letter from the Advisor to the Company executed on the same date as this Amendment; and (iv) the Rule 22c-2 Information Sharing Agreement by and between the Company and the Underwriter dated as of March 16, 2007.

4.                                      This Amendment shall be effective as of the date written above.

5.                                      This Amendment may be executed in two or more counterparts, each of which will be an original and all of which, taken together, shall be deemed one and the same document.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ Jill T. McGruder
Jill T. McGruder
President and Chief Executive Officer

By:	/s/ Kevin L. Howard
Kevin L. Howard
Senior Vice President and General Counsel

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ John H. Gernon
Name: John H. Gernon
Title: President & Principal Executive Officer

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director

MORGAN STANLEY DISTRIBUTION, INC.

By:	/s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Form Number and Name of Contract Funded by Separate Account

National integrity Separate Account I (established May 19, 1986)	IQ/IQ Advisor/GrandMaster/AdvantEdge Annuities 033-56658

AnnuiChoice Annuities 333-44892

Pinnacle Plus Annuities 333-102574

Pinnacle Annuities 333-175481, 333-177618

SCHEDULE B

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

AVAILABLE UNDER THIS AGREEMENT

Class I Shares

Emerging Markets Debt Portfolio — Class I Shares

U.S. Real Estate Portfolio — Class I Shares

Class II Shares

Emerging Markets Debt Portfolio — Class II Shares

Emerging Markets Equity Portfolio — Class II Shares

U.S. Real Estate Portfolio — Class II Shares